UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 22, 2007

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-32517	20-4381969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1230 Calle Suerte
Camarillo, California 93012
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 868-0461

Copies to:
Marc Ross, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

Investment by M. Michael Markow

On February 22, 2007, Pride Business Development Holdings, Inc. (the “Company”) sold 500,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), to M. Michael Markow, the Company’s chairman and chief executive officer, in exchange for $250,000 or $0.50 per share. In addition, Mr. Markow received warrants to purchase 500,000 shares of Common Stock (the “Warrants”) at an exercise price of $1.00 per share. The Warrants are exercisable for a period of one year from the date of issuance.

The securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Mr. Markow is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.

Date: February 26, 2007	By:	/s/ M. Michael Markow
Name: M. Michael Markow
Title: CEO